UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)
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3D SYSTEMS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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3D SYSTEMS CORPORATION
333 Three D Systems Circle
Rock Hill, SC 29730
August 26, 2011
Dear Fellow Stockholder:
You are cordially invited to attend a Special Meeting of Stockholders of 3D Systems Corporation scheduled to be held on Friday, October 7, 2011, at 11:00 a.m., Eastern Time, at our offices at 333 Three D Systems Circle, Rock Hill, South Carolina 29730. We look forward to greeting you at the meeting.
At the meeting, you will be asked to approve a proposal to further amend our Certificate of Incorporation to increase the authorized number of shares of Common Stock that we may issue from 60 million shares to 120 million shares and to transact such other business as may properly come before this meeting or any adjournments or postponements thereof.
This proposal is important, and we urge you to vote in favor of it.
For street-name holders, to ensure that the shares you beneficially own are able to participate in this meeting, please review our proxy materials and follow the instructions for voting your shares on the voting instruction form that you will be receiving from Broadridge Financial Solutions, Inc. or your nominee holder. If you are a stockholder of record who receives a Notice of Internet Availability of Proxy Materials from us, you should follow the instructions sent to you in that Notice.
Voting your shares is important, among other things, to ensure that we get the minimum quorum required for this Special Meeting. Your affirmative participation in the voting process also helps us avoid the need and the added expense of having to contact you to solicit your vote and helps us avoid the need of having to reschedule the meeting. We hope that you will exercise your legal rights and fully participate as a stockholder in our future.
We are using the SEC’s “notice and access” procedure for the Special Meeting. This procedure permits us to deliver a Notice of Internet Availability of Proxy Materials to our stockholders of record and to provide you with online access to our Proxy Statement, replacing the requirement that we automatically send you a paper copy of our proxy materials. Consistent with the announced objectives of “notice and access,” we believe that it enables us to provide you with the information that you need to determine how to vote on the proposal set forth in this Proxy Statement while lowering the costs of the Special Meeting and contributing environmental benefits by reducing our use of paper and other resources to produce, print and mail to you our proxy materials.
The close of business on August 19, 2011 is the record date for the Special Meeting. On or about August 26, 2011, we began mailing a Notice of Internet Availability of Proxy Materials to all of our stockholders of record as of the record date, and we have posted this Proxy Statement on the internet as described in that Notice. You may also choose to have a paper copy of the Proxy Statement sent to you by following the instructions on the Notice.
We have previously filed with the SEC, and we have incorporated by reference into this Proxy Statement, our Annual Report on Form 10-K for the year ended December 31, 2010 and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2011 and June 30, 2011.
On behalf of your Board of Directors, we thank you for your continued support.

Sincerely,

Abraham N. Reichental
President and Chief Executive Officer

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
August 26, 2011
A Special Meeting of Stockholders of 3D Systems Corporation, a Delaware corporation (the “Company”), will be held on Friday, October 7, 2011, at 11:00 a.m., Eastern Time, at our offices at 333 Three D Systems Circle, Rock Hill, South Carolina 29730, for the purposes of approving a proposal to amend our Certificate of Incorporation, as previously amended, to increase the authorized number of shares of Common Stock that we may issue from 60 million shares to 120 million shares and transacting such other business as may properly come before the meeting or any adjournments or postponements thereof.
These items of business are more fully described in the Proxy Statement accompanying this Notice of Special Meeting.
The Board of Directors has fixed the close of business on August 19, 2011 as the record date for determining the stockholders entitled to notice of and to vote at the Special Meeting. We are mailing a Notice of Internet Availability of Proxy Materials commencing on or about August 26, 2011 to all stockholders of record as of the record date for the meeting. Copies of the attached Proxy Statement are available upon request by following the instructions in our Notice of Internet Availability of Proxy Materials.
We encourage you to cast your votes on the proposals to be considered at the Special Meeting electronically by using the website that hosts our Proxy Statement as described on the Notice of Internet Availability that you receive. If you have requested delivery of a printed version of the materials, you will receive a proxy card that you may use to vote your shares. You may also vote by telephone as set forth on your proxy card. Regardless of whether you plan to attend the Special Meeting, we encourage you to vote your shares electronically on the internet, by proxy card or by telephone in case your plans change. Please vote today to ensure that your votes are counted.
If you hold our shares in street name, please follow the instructions set forth below in “How to Cast Your Vote if You Are a Street-Name Holder,” and vote your shares.
Even if you plan to attend the Special Meeting in person, please vote today to ensure that your votes are counted, in case your plans change. If you are a stockholder of record and attend the Special Meeting in person, you will be able to vote your shares personally at the meeting if you so desire, even if you previously voted.

By Order of the Board of Directors

Robert M. Grace, Jr.
Secretary
Rock Hill, South Carolina
August 26, 2011

3D SYSTEMS CORPORATION
333 Three D Systems Circle
Rock Hill, South Carolina 29730
PROXY STATEMENT
Dated August 26, 2011
For the Special Meeting of Stockholders
To Be Held on October 7, 2011
GENERAL INFORMATION
A Special Meeting of Stockholders (the “Special Meeting”) is scheduled to be held at our offices at 333 Three D Systems Circle, Rock Hill, South Carolina 29730 at 11:00 a.m., Eastern Time, on October 7, 2011. We are furnishing this Proxy Statement to the holders of our Common Stock in connection with the solicitation of proxies by our Board of Directors for use at the Special Meeting and any adjournments or postponements of the Special Meeting.
This Proxy Statement and related materials are first being made available to stockholders on or about August 26, 2011.
VOTING SECURITIES, RECORD DATE AND QUORUM
The Board of Directors has fixed the close of business on August 19, 2011 as the record date for determining the stockholders entitled to notice of and to vote at the Special Meeting. Holders of record of shares of our Common Stock outstanding as of the close of business on that date are entitled to notice of and to vote at the Special Meeting. As required by Delaware law, a list of the stockholders of record as of the record date will be kept at our principal office at 333 Three D Systems Circle, Rock Hill, South Carolina 29730 for a period of ten days prior to the Special Meeting.
Our voting securities consist of our Common Stock, par value $0.001 per share (the “Common Stock”). As of the record date for the Special Meeting, there were 50,467,944 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on each matter to be voted on at the Special Meeting.
You are considered to be a holder of record of each share that is registered in your name on the records of the transfer agent for our Common Stock.
Most of you hold your shares in a brokerage account or bank or through another nominee holder. In that case, you are considered the “beneficial owner” of shares held in “street name.” As a beneficial owner, you generally have the right to instruct your broker or nominee how to vote your shares, and that party is required to vote your shares in accordance with your instructions. The firm that maintains the account holding shares of Common Stock that you beneficially own is generally viewed as the stockholder of record of those shares and has the right to vote them, generally pursuant to your instructions. In the discussion in this Proxy Statement, we refer to these stockholdings as “street-name holdings” and to you as a “street-name holder.”

Under the SEC’s rules and the applicable listing rules of The New York Stock Exchange, Inc. (“NYSE”), for those of you who are street-name holders, you may permit your broker, bank or other nominee to vote on your behalf on Proposal One, the charter amendment proposal, to be considered at the meeting. If your broker, bank or other nominee exercises discretion in voting on your behalf, your shares will be treated as present at the meeting for all quorum purposes.
We understand that Proposal One is considered to be a “routine” proposal on which your broker or other nominee may exercise its discretion in voting. Accordingly, if you do not give voting instructions to your broker or other nominee holder, that party will be entitled to vote your shares on Proposal One in its discretion.
Street-name holders who desire to provide instructions to their nominee should review our proxy materials and follow the instructions for voting your shares on the voting instruction form that you will be receiving from your nominee. If you are a stockholder of record who receives a Notice of Internet Availability of Proxy Materials from us, please follow the instructions sent to you in that Notice.
Voting your shares is important, among other things, to ensure that we get the minimum quorum required for the Special Meeting. Your affirmative participation in the voting process also fosters your active participation as a stockholder and helps us avoid the need and the added expense of having to contact you to solicit your vote and helps us avoid the need of having to reschedule the Special Meeting. We hope that you will exercise your legal rights and fully participate as a stockholder in our future.
A majority of the shares of Common Stock outstanding on the record date that are present in person or represented by proxy will constitute a quorum for the transaction of business at the Special Meeting.
VOTES REQUIRED
Once a quorum of the shares entitled to vote is present in person or represented by proxy at the Special Meeting, the approval of the proposed amendment of our Certificate of Incorporation will require the affirmative vote of a majority of the outstanding shares of our Common Stock that are entitled to vote.
We do not know of any other matters to be presented for consideration at the Special Meeting. However, if any other matters are properly presented for consideration, the proxy holders will have the discretion to vote your shares on those matters in accordance with the Board of Directors’ recommendations. If the Board of Directors does not make a recommendation on any such matters, the proxy holders will be entitled to vote in their discretion on those matters.
VOTING MATTERS
Your vote is very important regardless of whether you are a holder of record or a street-name holder.
Regardless of the method by which you vote or hold the shares that you are entitled to vote, if you specify how your shares are to be voted, the shares represented by your proxy or other voting instructions will be voted in accordance with your instructions. If you do not give specific voting instructions when you grant an otherwise valid proxy, your shares will be voted as recommended by the Board of Directors or, if no recommendation is made, in the discretion of the proxy holders named on the proxy card.
For a discussion of the mechanics of voting, please see “How to Cast Your Vote if You are a Stockholder of Record,” “How to Cast Your Vote if You are a Street-Name Holder,” and “Other Voting Matters” below.
PROPOSAL ONE
PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION
TO INCREASE AUTHORIZED SHARES OF COMMON STOCK
Our Certificate of Incorporation currently authorizes the issuance of 60 million shares of Common Stock, par value $0.001 per share. On July 27, 2011, the Board of Directors adopted a proposal to amend the Certificate of Incorporation to increase the number of shares of Common Stock that we are authorized to issue to 120 million shares, subject to stockholder approval at the Special Meeting.

The Board of Directors has declared the proposed amendment to be advisable and in the best interests of the Company and its stockholders and is accordingly submitting the proposed amendment to be voted on by the stockholders. On August 19, 2011, of the 60 million currently authorized shares of Common Stock, approximately 54.2 million shares were either issued or reserved for issuance. Shares reserved for issuance included approximately 1.2 million shares reserved for issuance upon the exercise of outstanding stock options that were issued before May 2004 and an additional 2.2 million shares reserved for issuance under the Restricted Stock Plan for Non-Employee Directors and our 2004 Incentive Stock Plan, both of which the stockholders approved in 2004.
Based upon these issued and reserved shares of Common Stock, we currently have approximately 5.8 million shares of Common Stock remaining available for issuance in the future for other corporate purposes.
Since the beginning of 2008, we have issued approximately 28.5 million shares of Common Stock, approximately 25.3 million of which were issued in a two-for-one stock split in May 2011, 1.5 million were issued for financing purposes, 0.5 million were issued in private placements for acquisitions, and 2.3 million were issued upon the exercise of options granted before 2004 and otherwise for equity compensation purposes under the plans discussed above, of which 0.8 million were issued in connection with stock option exercises and 1.5 million were issued under the other equity compensation plans discussed above.
The Certificate of Incorporation currently also authorizes the issuance of five million shares of preferred stock, par value $0.001 per share, none of which are issued or outstanding. The proposed amendment to the Certificate of Incorporation would not change the authorized number of shares of preferred stock. There are currently no plans, arrangements, commitments or understandings with respect to the issuance of any shares of preferred stock although in 2008 we authorized the issuance of one million shares of Series A Preferred Stock that are issuable pursuant to a Stockholder Rights Plan established at that time.
Text of the Amendment
We propose to amend the first paragraph of Article FOURTH of the Certificate of Incorporation so that it would read in its entirety as follows:
“FOURTH: The aggregate number of shares which the Corporation has authority to issue is 125,000,000, consisting of 120,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”), and 5,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).
The only changes that would be made to the first paragraph of Article FOURTH, as currently in effect, would be to increase the total number of shares of Common Stock that we may issue from 60 million shares to 120 million shares and to reflect a corresponding increase in the aggregate number of shares of capital stock of all classes that may be issued from 65 million to 125 million shares.
Purpose of the Amendment
The Board of Directors is recommending this increase in the authorized shares of Common Stock primarily to give us the flexibility to issue shares of Common Stock for future corporate needs. As a general matter, the Board of Directors would be able to issue these additional shares of Common Stock in its discretion from time to time, subject to and as limited by any rules or listing requirements of the NYSE or of any other then applicable securities exchange and without further action or approval of the stockholders. The Board’s discretion, however, would be subject to any other applicable rules and regulations in the case of any particular issuance or reservation for issuance that might require the stockholders to approve such transaction.
The newly authorized shares of Common Stock would be issuable for any proper corporate purpose, including future acquisitions, capital-raising or financing transactions involving Common Stock, convertible securities or other equity securities, stock splits, stock dividends and current or future equity compensation plans. The Board believes that these additional shares will provide us with needed flexibility to issue shares in the future without the potential expense or delay incident to obtaining stockholder approval for any particular issuance. There are currently no commitments or understandings with respect to the issuance of any of the additional shares of Common Stock that would be authorized by the proposed amendment.

We have, however, previously publicly disclosed that we are continuing to pursue a growth strategy that focuses on four strategic initiatives:
•	Building 3Dproparts™ global services;

•	Accelerating personal and professional three-dimensional printer penetration;

•	Growing healthcare solutions revenue; and

•	Building three-dimensional content products and services.
We intend to accomplish this growth organically and, as opportunities present themselves, through selective acquisitions. In connection with this growth strategy, during the first seven months of 2011 we carried out eight non-material acquisitions. As with any growth strategy, there can be no assurance that we will succeed in accomplishing our strategic initiatives.
Rights of Additional Authorized Shares
Any authorized shares of Common Stock, if and when issued, would be part of our existing class of Common Stock and would have the same rights and privileges as the shares of Common Stock currently outstanding. Our stockholders do not have pre-emptive rights with respect to the Common Stock, nor do they have cumulative voting rights. Accordingly, should the Board of Directors issue additional shares of Common Stock, existing stockholders would not have any preferential rights to purchase any of such shares, and their percentage ownership of our then outstanding Common Stock could be reduced.
Potential Adverse Effects of Amendment
Future issuances of Common Stock or securities convertible into Common Stock could have a dilutive effect on our earnings per share, book value per share and the voting power and interest of current stockholders. In addition, the availability of additional shares of Common Stock for issuance could, under certain circumstances, discourage or make more difficult any efforts to obtain control of the Company. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, nor is this proposal being presented with the intent that it be used to prevent or discourage any acquisition attempt. However, nothing would prevent the Board from taking any such actions that it deems to be consistent with its fiduciary duties.
Effectiveness of Amendment
If the proposed amendment is adopted, it will become effective upon the filing of a certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware.
Recommendation of the Board of Directors
The Board of Directors recommends that you vote FOR the adoption of the proposed amendment to the Certificate of Incorporation.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The Securities and Exchange Commission (“SEC”) allows us to “incorporate by reference” into this Proxy Statement certain of the information we have filed with the SEC. This means that we can disclose important information by referring you to those documents. Our SEC filing number is 001-34220. All documents that we file with the SEC on or after the date of this Proxy Statement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the Special Meeting, will be deemed to be incorporated by reference into this Proxy Statement and to be a part of it from the date of filing of such documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC under its rules and regulations, including information furnished pursuant to Item 2.02 or 7.01 of Form 8-K. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Proxy Statement shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained in it or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Proxy Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

We incorporate by reference the following documents that we have filed with the SEC, and any filings that we make with the SEC in the future, under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the Special Meeting has been held:
•	Our Annual Report on Form 10-K for the year ended December 31, 2010; and

•	Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2011 and June 30, 2011.
Copies of any documents incorporated by reference in this Proxy Statement are available free of charge by writing to 3D Systems Corporation, 333 Three D Systems Circle, Rock Hill, South Carolina 29730, Attention: Investor Relations Coordinator, or by telephoning us at (803) 326-3900.
These documents, as well as various other reports, proxy statements and other information, may also be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding the company and other issuers that file electronically with the SEC. The address of the SEC’s internet site is www.sec.gov. This information is also available on our website at www.3DSystems.com. Except as otherwise stated above, information contained on these websites is not incorporated by reference into and does not constitute a part of this Proxy Statement.
HOW TO CAST YOUR VOTE IF YOU ARE A STOCKHOLDER OF RECORD
All stockholders of record will receive a Notice of Internet Availability of Proxy Materials. In the event that you request a set of printed proxy materials as directed on such Notice, we will send you proxy materials along with a proxy card.
Stockholders of record may vote electronically by using a website that provides links to our Proxy Statement. You may access your records on this website by using a control number printed on the Notice of Internet Availability. Internet voting on our dedicated site is available 24 hours a day, seven days a week, except that no internet votes will be accepted after 11:59 P.M., Eastern Time, on Thursday, October 6, 2011, the day prior to the Special Meeting. This cut-off time is necessary to enable us to complete a final vote tabulation.
Alternatively, if you asked to receive printed materials, you may vote:
•	by mail by using the proxy card and postage-paid return envelope that you receive; or

•	by using the toll-free telephone number that is included on your proxy card.
Your voting alternatives are more fully described in the Notice of Internet Availability of Proxy Materials that we are mailing to you.
If you vote by mail, simply mark, sign and date the proxy card, and return it in the postage-paid envelope that you will receive.
You may also vote by calling the toll-free number listed on the proxy card. Telephone voting on our dedicated site is available 24 hours a day, seven days a week, except that, as is the case with internet voting, no telephone votes will be accepted after 11:59 P.M., Eastern Time, on Thursday, October 6, 2011, the day prior to the Special Meeting.
Easy-to-follow telephone voice prompts enable you to vote your shares and confirm that your voting instructions have been properly recorded. Our telephone voting procedures are designed to authenticate stockholders by using the individual control numbers provided on each proxy card. Accordingly, please have your proxy card available when you call. If you vote by telephone or on the internet, you do not need to return your proxy card.

HOW TO CAST YOUR VOTE IF YOU ARE A STREET-NAME HOLDER
Street-name holders will generally receive a voting instruction form from Broadridge Financial Solutions, Inc. or another firm that is hired by your nominee holder to solicit votes on its behalf. That voting instruction form will generally afford you the opportunity to request a set of printed proxy materials, and you will be sent proxy materials if you request them.
Street-name holders will also generally be able to vote electronically on the internet by using a control number provided on the instruction form and a website identified on the voting instruction form that provides links to our Proxy Statement. You are encouraged to review our Proxy Statement before you cast your vote.
We understand that internet voting will generally be available to street-name holders 24 hours a day, seven days a week, except that street-name holders should cast their internet votes before 11:59 P.M., Eastern Time, on Thursday, October 6, 2011, the day prior to the Special Meeting to allow us adequate time for the final tabulation of votes.
Street-name holders will also generally be entitled to vote:
•	by mail by using the voting instruction form and postage-paid return envelope that you receive; or

•	by using the toll-free telephone number that is included on your voting instruction form.
If you vote by mail, simply mark, sign and date the voting instruction form, and return it in the enclosed postage-paid envelope.
Similarly, we understand that telephone voting will be available for street-name holders. You may vote by calling the toll-free number listed on the voting instruction form that you receive. We understand that telephone voting should be available 24 hours a day, seven days a week, except that, as is the case with internet voting, you should cast any telephone votes prior to 11:59 P.M., Eastern Time, on Thursday, October 6, 2011, the day prior to the Special Meeting.
Easy-to-follow telephone voice prompts enable you to vote your shares and confirm that your voting instructions have been properly recorded. Broadridge’s telephone voting procedures are designed to authenticate stockholders by using the individual control numbers provided on each voting instruction form. Accordingly, please have your voting instruction form available when you call. If you vote by telephone or internet, you do not need to return your voting instruction form.
OTHER VOTING MATTERS
Voting in Person at the Special Meeting
Any stockholder of record may vote in person at the Special Meeting whether or not you have previously voted, and regardless of whether your prior vote was cast by internet, telephone or mail. If you attend the Special Meeting and vote your shares at that meeting, those shares will be counted as present for quorum purposes.
If you hold your shares in street name, you must obtain a written proxy, executed in your favor, from the nominee holding your shares of record in order to vote your shares in person at the Special Meeting.
If You Wish to Revoke Your Proxy
Regardless of the method you use to vote, you may revoke your proxy at any time before your shares are voted at the Special Meeting by:
•	voting electronically by internet at a later time;

•	voting by telephone at a later time;

•	submitting a properly signed proxy or voting instruction form with a later date; or

•	voting in person at the Special Meeting if you are a stockholder of record (or hold a valid proxy from the nominee who holds your shares in their name).
Please remember that, as described above, there will be no internet or telephone voting available after 11:59 P.M., Eastern Time, on Thursday, October 6, 2011, the day prior to the Special Meeting.

Abstentions; Broker Non-Votes
Any shares for which a valid proxy is granted will be treated as shares that are present for the purpose of determining the presence of a quorum at the Special Meeting. If you or your street-name nominee do not grant a valid proxy for the Special Meeting, your shares will not be considered in determining the presence of a quorum.
If you or your nominee grant a valid proxy but abstain from voting on Proposal One, your shares will count for the purposes of determining the presence of a quorum but will otherwise be voted in accordance with your directions.
For street-name holders, as discussed above, your broker or other nominee may exercise its discretion in granting a valid proxy on Proposal One. For the purposes of the Special Meeting, a “broker non-vote” will occur when a bank, broker or other nominee holder does not submit a proxy on Proposal One contained in this Proxy Statement.
Multiple Accounts
If you hold shares in more than one account, shares that are registered in different names or shares that are held through one or more banks, brokerage firms or other nominees, you may receive more than one Notice of Internet Availability of Proxy Materials, more than one proxy card or more than one voting instruction form. Each of these Notices, proxy cards or voting instruction forms will likely relate to shares that you own in different accounts, in different names or with different banks, brokerage firms or other nominees.
We ask that you please follow the instructions on each Notice that you receive. We also ask that you please either vote the shares covered by each Notice electronically or sign, date and return all proxy cards and voting instruction forms that you receive. This will ensure that all of your shares are represented and voted at the Special Meeting.
Householding; Delivery of Documents to Security Holders Sharing an Address
We are making this Proxy Statement and the Notice of Internet Availability of Proxy Materials available to all stockholders of record as of the record date for the Special Meeting. This includes all financial institutions in which you have been identified to us as holding our shares in street name.
If you and other family members are street-name stockholders residing in the same household, you may receive only one Proxy Statement and one voting instruction form if you have previously made an election with your bank, broker or other nominee holder to deliver only one copy to you. This process of delivering only one set of these materials to multiple security holders sharing an address is called “householding.” Householding may provide convenience for you and cost savings for us. If you are participating in a householding program, it may continue until one or more of the stockholders within the household provides instructions to the contrary to their nominee.
If you are a street-name stockholder who is receiving multiple copies, you may elect to participate in a householding program. You can do that by requesting that only a single set of materials be sent to you in the future by following the householding instructions on the voting instruction form provided to you by your bank, broker or other nominee holder. Alternatively, if you are a street-name holder whose nominee holder utilizes the services of Broadridge Financial Solutions, Inc. (as indicated on the voting instruction form that Broadridge sends to you), you may send written householding instructions to Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call (800) 542-1061. The instructions must include your name and account number and the name of the bank, broker or other nominee holder. Otherwise, you should contact your bank, broker or other nominee holder.
If you are a street-name stockholder who has requested printed materials and you participate in a “householding” program, upon your request to receive separate copies in the future, you will receive an additional copy of the Proxy Statement and the Notice of Internet Availability of Proxy Materials. Instructions to request additional copies of these documents should be provided on the voting instruction form that your bank, broker or other holder of record provides to you.
Copies of this Proxy Statement and the Notice of Internet Availability of Proxy Materials are available upon request by calling (803) 326-4010 or by writing to Investor Relations, 3D Systems Corporation, 333 Three D Systems Circle, Rock Hill, South Carolina 29730.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth (a) as of the date indicated in the applicable Schedule 13D or 13G with respect to each person identified as having filed a Schedule 13D or 13G and (b) as of the date of this Proxy Statement with respect to the other persons listed in the table, the number of outstanding shares of Common Stock and the percentage beneficially owned:
•	by each person known to us to be the beneficial owner of more than five percent of our Common Stock;

•	by each current director and each of our five most highly compensated executive officers; and

•	by all of our directors and executive officers as a group.
Except as otherwise indicated in the footnotes to the table, and subject to any applicable community property laws, each person has the sole voting and investment power with respect to the shares beneficially owned. The address of each person listed is in care of 3D Systems Corporation, 333 Three D Systems Circle, Rock Hill, South Carolina 29730, unless otherwise noted.

	Shares of Common Stock
	Beneficially Owned(1)
	Number of		Percentage
Name and Address of Beneficial Owner	Shares		Ownership
T. Rowe Price Associates, Inc.	6,562,960	(2)	13.0%
100 East Pratt Street Baltimore, Maryland 21202
St. Denis J. Villere & Company, L.L.C	4,427,108	(3)	8.8%
Suite 1808 601 Poydras St. New Orleans, Louisiana 70130
The Clark Estates, Inc.	2,917,714	(4)	5.8%
One Rockefeller Plaza New York, New York 10020
William E. Curran	24,682	(5)	*
Charles W. Hull	691,010	(6)	1.4%
Jim D. Kever	309,306	(7)	*
G. Walter Loewenbaum, II	2,891,416	(8)	5.7%
Kevin S. Moore	3,010,756	(9)	6.0%
Abraham N. Reichental	1,463,232	(10)	2.9%
Daniel S. Van Riper	43,388	(11)	*
Robert M. Grace, Jr.	190,224	(12)	*
Damon J. Gregoire	146,000	(13)	*
Kevin P. McAlea	191,456	(14)	*
Karen E. Welke	22,742	(15)	*
All directors and officers as a group (11 persons)	8,984,212	(16)	17.4%

*	Less than one percent

(1)	Percentage ownership is based on the number of shares of Common Stock outstanding and entitled to vote as of the record date for the Special Meeting. Common Stock numbers include, with respect to the stockholder in question, Common Stock issuable upon exercise of vested options.

(2)	These securities are owned by various individual and institutional investors, including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 4,140,000 shares of Common Stock directly, representing 8.8% of the shares of the Common Stock outstanding), which T. Rowe Price Associates, Inc. (Price Associates) serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Information regarding the beneficial ownership of our securities by T. Rowe Price is taken exclusively from Amendment No. 9 to the Schedule 13G filed by T. Rowe Price dated February 14, 2011 as further amended by a two-for-one stock split distributed to our stockholders on May 18, 2011.

(3)	St. Denis J. Villere & Company is a Louisiana limited liability company and an investment advisor registered under the Investment Advisors Act of 1940. As of May 18, 2011, Villere was deemed to have or to share voting or dispositive power over and therefore to own beneficially 4,427,108 shares of Common Stock. Of that amount, Villere had sole voting and dispositive power over 811,970 shares of Common Stock and shared voting and dispositive power over 3,615,138 shares of Common Stock. Information regarding the beneficial ownership of our securities by Villere is taken from the most recent Amendment to the Schedule 13G filed by Villere dated May 24, 2011 with respect to its holdings as of May 1, 2011 as further amended by a two-for-one stock split distributed to our stockholders on May 18, 2011.

(4)	As of April 6, 2011, The Clark Estates, Inc., a private investment firm, was deemed to have voting and dispositive power over and therefore to own beneficially these 2,917,714 shares of Common Stock. Kevin S. Moore, one of our directors, is the President and a director of that firm. Information regarding the beneficial ownership of our securities by The Clark Estates, Inc. is taken from Amendment No. 10 to the Schedule 13D filed by that firm on April 6, 2011 as further amended by a two-for-one stock split distributed to our stockholders on May 18, 2011. We have been advised that these shares of Common Stock are owned by various investment accounts for which The Clark Estates, Inc. provides administrative and management services. We have been advised that The Clark Estates, Inc. and Mr. Moore disclaim beneficial ownership of such securities as well as any pecuniary interest in those securities.

(5)	All shares beneficially owned by Mr. Curran were issued under our Restricted Stock Plan for Non-Employee Directors (the “Directors Stock Plan”) and are subject to restrictions on transfer.

(6)	Consists of (a) 31,000 shares of Common Stock that Mr. Hull holds directly and (b) 660,010 shares of Common Stock held in the Charles William Hull and Charlene Antoinette Hull 1992 Revocable Living Trust for which Mr. and Mrs. Hull serve as trustees. The shares of Common Stock held directly by Mr. Hull include 10,000 shares of Common Stock granted to him under our 2004 Incentive Stock Plan, which are subject to forfeiture in certain circumstances.

(7)	Consists of (a) 203,524 shares of Common Stock that Mr. Kever holds directly, (b) 40,000 shares of Common Stock covered by outstanding options that are currently exercisable and (c) 65,782 shares of Common Stock held by an irrevocable trust for the benefit of Mr. Kever’s minor children. Mr. Kever disclaims beneficial ownership of the shares and other securities held by that trust except to the extent of his pecuniary interest in them. The shares of Common Stock held directly by Mr. Kever include 44,742 shares of Common Stock issued under the Directors Stock Plan, which are subject to restrictions on transfer.

(8)	Consists of (a) 1,360,994 shares of Common Stock that Mr. Loewenbaum holds directly, (b) 221,694 shares held in the name of Lillian Shaw Loewenbaum, Mr. Loewenbaum’s spouse, (c) 22,186 shares held in the name of The Lillian Shaw Loewenbaum Trust for which Mr. and Mrs. Loewenbaum serve as trustees, (d) 284,294 shares held in the name of The Loewenbaum 1992 Trust for which Mr. and Mrs. Loewenbaum serve as trustees, (e) 105,334 shares held in the name of the Anna Willis Loewenbaum 1993 Trust for which Mr. and Mrs. Loewenbaum serve as trustees, (f) 83,454 shares held in the name of the Elizabeth Scott Loewenbaum 1993 Trust for which Mr. and Mrs. Loewenbaum serve as trustees, (g) 43,648 shares held in the name of Wally’s Trust u/w/o Joel Simon Loewenbaum for which Mr. Loewenbaum serves as trustee, (h) 43,710 shares held in the name of Waterproof Partnership, L.P. of which Mr. Loewenbaum and his wife are the general partners, (i) 363,050 shares held in the name of The LSL3D 2010 Annuity Trust for which Lillian Shaw Loewenbaum serves as trustee, and (j) 363,052 shares held in the name of The GWL3D 2010 Annuity Trust for which G. Walter Loewenbaum serves as trustee. Mr. Loewenbaum disclaims beneficial ownership except to the extent of his pecuniary interest therein of any securities not directly held by him. The shares of Common Stock held directly by Mr. Loewenbaum include 44,742 shares of Common Stock issued under the Directors Stock Plan, which are subject to restrictions on transfer.

(9)	Consists of (a) 53,042 shares of Common Stock that Mr. Moore holds directly, (b) 40,000 shares issuable upon exercise of currently exercisable outstanding options and (c) the 2,917,714 shares discussed in note (4) above beneficially owned by The Clark Estates, Inc., with respect to which Mr. Moore disclaims beneficial ownership as well as any pecuniary interest. The shares of Common Stock held directly by Mr. Moore include 44,742 shares of Common Stock issued under the Directors Stock Plan, which are subject to restrictions on transfer.

(10)	Consists of (a) 663,232 shares of Common Stock that Mr. Reichental owns directly and (b) 800,000 shares covered by currently exercisable outstanding options. The shares of Common Stock held directly by Mr. Reichental include (i) 200,000 shares of Common Stock granted to him under our 2004 Incentive Stock Plan, which are subject to forfeiture in certain circumstances, and (ii) 200,000 shares that are pledged pursuant to a customary margin account arrangement.

(11)	All shares beneficially owned by Mr. Van Riper were issued under the Directors Stock Plan and are subject to restrictions on transfer.

(12)	Consists of (a) 110,224 shares of Common Stock that Mr. Grace holds directly and (b) 80,000 shares covered by currently exercisable outstanding options. The shares of Common Stock held directly by Mr. Grace include 30,000 shares of Common Stock granted to him under our 2004 Incentive Stock Plan, which are subject to forfeiture in certain circumstances.

(13)	The shares of Common Stock held directly by Mr. Gregoire include 110,000 shares of Common Stock granted to him under our 2004 Incentive Stock Plan, which are subject to forfeiture in certain circumstances.

(14)	Consists of (a) 81,456 shares of Common Stock that Mr. McAlea owns directly, and (b) 110,000 shares covered by currently exercisable outstanding options. The shares of Common Stock held directly by Mr. McAlea include 50,000 shares of Common Stock granted to him under our 2004 Incentive Stock Plan, which are subject to forfeiture in certain circumstances.

(15)	All shares beneficially owned by Ms. Welke were issued under the Directors Stock Plan and are subject to restrictions on transfer.

(16)	Consists of an aggregate of (a) 7,914,212 shares of outstanding Common Stock beneficially owned, directly or indirectly, by all 12 directors and executive officers as a group and (b) 1,070,000 shares covered by currently exercisable outstanding options. A total of 200,000 of the shares of Common Stock owned directly by such persons are pledged pursuant to customary margin account arrangements. The amounts of these securities beneficially owned by directors and executive officers are referred to in the notes above.
OTHER MATTERS
This Proxy Statement is being delivered to you on our behalf. We are bearing the expenses of preparing, printing, web hosting and mailing this Proxy Statement and other proxy materials and all other expenses of soliciting proxies. We have retained Georgeson Shareholder Communications, Inc. (“Georgeson”) to solicit proxies by personal interview, mail, telephone, facsimile, internet or other means of electronic transmission and to request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the Common Stock held of record by those persons. We agreed to pay Georgeson a fee of $9,500 for these services and will reimburse it for payments made to brokers and other nominee holders for their expenses in forwarding soliciting material. We have also agreed that Georgeson’s fees may increase if certain changes in the scope of its services occur. In addition, our directors, officers and employees may solicit proxies by personal interview, mail, telephone, facsimile, internet or other means of electronic transmission, although they will receive no additional compensation for such solicitation.
We do not know of any matters to be presented at the meeting other than those set forth in this Proxy Statement. However, if any other matters come before the meeting, the proxy holders will vote the shares represented by any proxy granted in their favor in such manner as the Board of Directors may recommend and otherwise in the proxy holders’ discretion.

By Order of the Board of Directors

Robert M. Grace, Jr.
Secretary
Rock Hill, South Carolina
August 26, 2011

IMPORTANT SPECIAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒
Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 P.M., E.D.T., on October 6, 2011.
Vote by Internet
• Log on to the Internet and go to www.envisionreports.com/DDD
• Follow the steps outlined on the secured website.
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

Special Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
+
  A   Proposals — The Board of Directors recommends a vote FOR Proposal 1.

	For	Against	Abstain
1. Amendment to Certificate of Incorporation to increase authorized shares of common stock to 120 million shares.	☐	☐	☐
  B   Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Special Meeting.	☐

  C   Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign EXACTLY as name(s) appears below. When signing on behalf of a corporation, estate, trust or other stockholder, please give its full name and state your full title or capacity or otherwise indicate that you are authorized to sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

01D V	+
01DAED

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — 3D SYSTEMS CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF 3D
SYSTEMS CORPORATION
The undersigned hereby appoints Abraham N. Reichental, Robert M. Grace, Jr. and Andrew M. Johnson, or any of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned and, to vote the shares of the undersigned which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of 3D Systems Corporation (the “2011 Special Meeting”) to be held at 11:00 a.m., E.D.T., on October 7, 2011 at the offices of the Company at 333 Three D Systems Circle, Rock Hill, South Carolina 29730 and at any adjournments or postponements thereof.
THE PROXY HOLDERS WILL VOTE AS RECOMMENDED BY THE BOARD OF DIRECTORS ON ANY OTHER MATTERS THAT MAY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF OR, IN THE ABSENCE OF A BOARD RECOMMENDATION ON ANY SUCH OTHER PROPER MATTERS, IN THE PROXY HOLDERS’ DISCRETION.
This proxy will be voted as directed, or, if no contrary direction is indicated, will be voted FOR Proposal No. 1, and as recommended by the Board of Directors on any other matters that may come before the Special Meeting or any adjournments or postponements thereof or, in the absence of a board recommendation on any such other proper matters, in the proxy holders’ discretion.
SEE REVERSE SIDE
Your vote is important. Please vote Today!
Please mark, sign, date and return your proxy form in the envelope provided.
Address Change/Comments (Mark the corresponding box on the reverse side)